UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2004

NovaMed, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Item 5. Other Events.

Institutional Shareholder Services (“ISS”) requested that NovaMed, Inc. (“NovaMed”) provide ISS with additional information about tax fees that NovaMed reported in its proxy statement for its 2004 Annual Meeting of Stockholders. ISS further requested that NovaMed publish this information either in a Form 8-K filing or in a press release. The following is information that NovaMed provided to ISS:

Fees Paid to Independent Auditors

The following table sets forth fees billed by PricewaterhouseCoopers LLP for services rendered for the fiscal year ended December 31, 2003:

Audit, Audit-Related and Tax Preparation and Compliance Fees:
Audit Fees	$155,090
Audit-Related Fees	$10,021
Tax Fees – Preparation and Compliance	$169,010

Total Audit, Audit-Related and Tax Preparation and Compliance Fees	$334,121

Other Non-Audit Fees:
Tax Fees – Other (1)	$5,205
All Other Fees	$4,565

Total – Other Non-Audit Fees	$9,770

Total Fees	$343,891

(1)	“Tax Fees – Other” is for tax advice relating to structuring potential acquisitions of ambulatory surgery centers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: May 7, 2004	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer